Exhibit 3(h)


                                                                  EXECUTION COPY
                                                                  --------------

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO FREDERICK BREWING CO. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                       Right to Purchase 50,000 Shares of Common
                                       Stock of Frederick Brewing Co. (subject
                                       to adjustment as provided herein)

               AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT

No. 7-A                                                       August 24, 1999

         FREDERICK BREWING CO., a corporation organized under the laws of the State of Maryland (the "Company"), hereby certifies that, for value received, WORLD CAPITAL FUNDING, LLC, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company after August 24, 1999 at any time or from time to time before 5:00 p.m., New York time, on June 7, 2002 (the "Expiration Date"), up to 50,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $.0004 par value per share, of the Company, at a per share purchase price of $0.50 per share (the "Warrant"), (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         1. Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term Company shall include Frederick Brewing Co. and any corporation which shall succeed or assume the obligations of Frederick Brewing Co. hereunder.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, $.0004 par value per share, as authorized on the date of the Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even if the right so to vote has been suspended by the happening of such a contingency) and (c) any other


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securities into which or for which any of the securities described in (a) or (b)
may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

         (d) The term "Registrable Securities" means (i) Common Stock issued pursuant to the Warrant, (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Common Stock held by the Holder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act of 1933 (the "Securities Act") or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company. For purposes of this Warrant, the Holder shall be deemed to be a Holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Holder has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Holder shall be entitled to exercise the rights of a Holder of Registrable Securities hereunder (it being understood, however, that any Registrable Securities which are not shares of Common Stock shall be converted into or exercised for shares of Common Stock immediately prior to the closing of any registration pursuant to which such Common Stock is to be sold).

         2. Amendment and Restatement. By execution of this Warrant, the Common Stock Purchase Warrant executed between the Company and the parties, dated June 7, 1999, (the "June 7th Warrant") is hereby amended and restated in its entirety and is of no further force and effect. The parties acknowledge and agree that they have no further rights, interests, claims or obligations whatsoever arising out of, or relating to, the June 7th Warrant.

         3. Exercise of Warrant.

            3.1. Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 3.2 or upon exercise of this Warrant in part in accordance with subsection 3.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 6.

            3.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by surrender of this Warrant, with the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder, to the Company at its principal office or at the


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office of its Warrant agent (as provided in Section 13), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price (as hereinafter defined) then in effect.

            3.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 3.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes), may request, the number of shares of Common Stock for which such Warrant may still be exercised.

            3.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean the Fair Market Value of a share of the Company's Common Stock. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

                 (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or the NASDAQ SmallCap Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

                 (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System or the NASDAQ SmallCap Market but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

                 (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

                 (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

            3.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing


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obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

            3.6. Trustee for Warrant Holder. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrant pursuant to subsection 5.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 12 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 3.

         4. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise, pursuant to Section 3 or otherwise.

         5. Adjustment for Reorganization, Consolidation,- Merger, etc.

            5.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 3 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 6.

            5.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property


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(including cash, where applicable) receivable by the Holder of the Warrant after the effective date of such dissolution pursuant to this Section 5 to a bank or trust company having its principal office in New York, NY, as trustee for the Holder of the Warrant.

            5.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 5.3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6. In the event this Warrant does continue in full force and effect after the consummation of the transaction described in this Section 5.3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrant be delivered to the Trustee as contemplated by Section 5.2.

         6. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 6. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 3, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 6) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 6) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

         7. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The


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Company will forthwith mail a copy of each such certificate to the Holder of the
Warrant and any Warrant agent of the Company (appointed pursuant to Section 12 hereof).

         8. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

         9. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by the registered Holder hereof (a "Transferor") with respect to any or all of the shares of Common Stock due to the Holder under this Warrant. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes will issue and deliver to or on the order of the Transferor thereof a new warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered by the Transferor.

         10. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         11. Registration Rights. FBC hereby provides the Holder with registration rights as set forth in this Section 11.

             (a) Definitions. The following terms, as used in this Section 11, have the following meanings (all terms defined herein in the singular to have the correlative meanings when used in the plural and vice versa):

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

                 "INITIAL SHARES" means the FBC Common Stock issued to the Holder upon exercise of the Warrants pursuant to this Agreement.

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                 "PERSON" means a natural person, a corporation, a partnership, a limited liability company, a trust, a joint venture, any regulatory authority or any other entity or organization.

                 "PIGGYBACK REGISTRATION" means any registration of Registrable Shares under the Securities Act effected in accordance with Section 11(b).

                 "REGISTRABLE SHARES" means (i) the Initial Shares, and (ii) any other securities issued or issuable with respect to the Initial Shares by way of stock dividend, stock split or dividend or distribution in the form of securities or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Shares, such securities shall cease to be Registrable Shares when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such registration statement, (ii) such securities shall have been distributed in accordance with Rule 144, (iii) such securities shall have ceased to be outstanding, or (iv) such securities are transferred to any Person that is not an assignee permitted by
         Section 11.

                 "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (a) all registration and filing fees, (b) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws of all jurisdictions in which the securities are to be registered and any legal fees and expenses incurred in connection with the blue sky qualifications of the Registrable Shares and the determination of their eligibility for investment under the laws of all such jurisdictions, (c) all word processing, duplicating, printing, messenger and delivery expenses and
         (d) the fees and disbursements of counsel for FBC and of its independent public accountants.

                 "RULE 144" means Rule 144 promulgated by the SEC under the Securities Act and any successor provision thereto.

                 "SEC" means the United States Securities and Exchange Commission, or any successor governmental agency or authority thereto.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

                 "SELLING EXPENSES" means all costs and expenses incident to the Holder's sale of Registrable Shares as provided for in Section 11 of this Agreement, including, without limitation, commissions to brokers and/or dealers and fees and expenses of any Person retained by the Holder in connection with such sale or sales, but excluding Registration Expenses.

                 "SHARES" means shares of FBC Common Stock.

             (b) Registration Under the Securities Act.


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                 (i) If the Company at any time proposes to register any of its equity securities under the Securities Act for its own account (other than by a registration on Form S-4 or Form S-8 or any successor or similar form then in effect) in a form and in a manner that would permit registration of the Registrable Shares, it will give prompt (but in no event less than thirty days prior to the proposed date of filing the registration statement relating to such registration) notice to the Holder of the Company's intention to do so and of such Holder's rights under this Section 11(b). Upon the request of the Holder made within twenty days after the receipt by the Holder of any such notice (which request shall specify the Registrable Shares intended to be disposed of by the Holder) (the "PIGGYBACK REGISTRATION NOTICE"), the Company will use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Shares which the Company has been so requested to register by the Holder, to the extent required to permit the disposition (in accordance with the manner of distribution contemplated by the Company with respect to such registration by the Company) of the Registrable Shares so to be registered; provided, however, that if, at any time after giving notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares for the same period as the delay in registering such other equity securities.

                 (ii) If the Company at any time proposes to register any of its equity securities for its own account under the Securities Act as contemplated by this Section 11(b) and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by the Holder and subject to Section 11(b), include the Registrable Shares requested by the Holder among the securities to be distributed by such underwriters. The Holder shall become a party to the underwriting agreement between the Company and such underwriters; provided, however, that such agreement is reasonably satisfactory in substance and form to the Company.

                 (iii) If (A) a registration pursuant to this Section 11(b)
             involves an underwritten offering of the securities being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (B) the managing underwriter of such underwritten offering shall inform the Company and the Holder requesting such registration by letter of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Company, the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering



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             as follows: first, all securities proposed by the Company to be sold for its own account; second, such Registrable Shares requested to be included in such registration by the Holder thereof pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by the holders of Warrants issued in connection with the Company's 10% Convertible Notes dated June 7, 1999; and third, all other securities of the Company requested to be included in such registration pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included.

             (c) Registration Terms and Procedures. (i) The Holder shall pay its own share of the Selling Expenses (as the case may be) incurred in connection with a registration to be effected (whether or not effected or deemed effected) pursuant to this Agreement. The Company shall pay all Registration Expenses in connection with a registration to be effected (whether or not effected or deemed effected) pursuant to this Agreement.

                 (ii) In connection with the Company's obligations to register
             Registrable Shares pursuant to this Agreement, the Company will use commercially reasonable efforts to effect such registration so as to permit the sale of any Registrable Shares included in such registration in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible prepare and (as soon thereafter as practicable) file with the SEC the requisite registration statement containing all information required thereby to effect such registration and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective in accordance with the terms of this Agreement.

                 (iii) The Holder shall furnish to the Company such information regarding the Holder, the Registrable Shares held by the Holder and the intended plan of distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration. If any registration statement refers to the Holder by name or otherwise as the holder of any securities of the Company, then the Holder shall have the right to require that such reference to be in a form reasonably satisfactory to the Holder or in the event that such reference to the Holder by name or otherwise is not required by the Securities Act or any similar federal or state blue sky statute and the rules and regulations thereunder then in force, the deletion of the reference to the Holder.

             (d) [INTENTIONALLY OMITTED]

             (e) Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holder, in the case of registration of Registrable Shares pursuant to
         Section 11(b), its underwriters or agents, if any, and its respective counsel and accountants reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Holder's and such


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         underwriters' or agents' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

             (f) Indemnification. The Company and the Holder acknowledge and agree that as a condition precedent to the exercise of the registration rights herein contained, the Company and the Holder electing to avail itself of the rights specified in this Section 11 shall each agree to and shall exchange such indemnities as are customary and reasonable in connection with public offerings of securities in circumstances similar to the circumstances of any offering effected pursuant to the rights herein contained, which indemnities shall be acceptable to the Company and its counsel in their sole discretion. The Holder shall provide such information and undertake such other actions as requested by the Company in connection with such registration.

             (g) [INTENTIONALLY OMITTED]

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             (h) Assignment. The rights of the Holder hereunder shall only be assignable in connection with the transfer of Registrable Shares by the Holder that is required by operation of law, or in connection with a transfer by the Holder by gift or to heirs, executors, legal representatives and immediately family members or any other Person who agree or agrees in writing to be bound by all the terms of this Agreement.

             (i) Termination of Certain Rights. The rights and obligations hereunder of the Holder shall terminate with respect to such party at such time when neither it nor any of its permitted assigns holds Registrable Shares or two years from the date of this Agreement, whichever occurs earlier; provided, however, that the provisions of
         Section 11(f) and the rights of any party hereto with respect to the breach of any provision hereof shall survive termination of this Agreement.

         12. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 3, exchanging this Warrant pursuant to Section 9, and replacing this Warrant pursuant to
Section 10, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         13. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         14. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

         15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         16. Maximum Exercise. The Holder shall not be entitled to exercise, on an exercise date, this Warrant in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company on such exercise date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 9.99%. The restriction described in this paragraph may be revoked upon 75 days prior notice from the Holder to the Company.

         IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

                                                FREDERICK BREWING CO.


                                                By: ____________________________
                                                    Name:  C. David Snyder
                                                    Title: Chairman and CEO

Witness:


--------------------------

Exhibit A


FORM OF SUBSCRIPTION
(To be signed only on exercise of Warrant)


TO: Frederick Brewing Co.

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _______________ shares of Common Stock of Frederick Brewing Co. and herewith makes payment of $_______________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _______________ whose address is
____________________________________________________ _______________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated: _______________

                                    ______________________________
                                   (Signature must conform to name of Holder as specified on the face of the Warrant)

                                   ______________________________
                                   (Address)

Exhibit B


FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)


                  For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Frederick Brewing Co. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name (s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Frederick Brewing Co. with full power of substitution in the premises.


--------------------------------------------------------------------------------
Tranferees                    Percentage                               Number
                              Transferred                            Transferred
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:             , 19
       -----------     --           --------------------------------------------
                                    (Signature must conform to name of Holder as specified on the face of the warrant)

Signed in the presence of:

-----------------------------       --------------------------------------------
          (Name)                                     (address)

                                    --------------------------------------------
ACCEPTED AND AGREED:                                 (address)
[TRANSFEREE]


-----------------------------
          (Name)